UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 10, 2017

MAGELLAN GOLD CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Nevada	_333-174287	27-3566922
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

2010A Harbison Drive # 312, Vacaville, CA  95687
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (707) 884-3766

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company[ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [     ]

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On October 10, 2017, Magellan Gold Corporation (the “Company”) and Bright Star International, Inc. (“Bright Star”) signed a confirmation letter mutually declaring the previously executed Consulting Agreement and Advertising Agreement between the parties null and void.  The Company and Bright Star further agreed that the 1,500,000 shares of Company stock issued to Bright Star as compensation for services rendered pursuant to the Advertising Agreement shall be returned to the Company for cancellation.  A copy of the signed confirmation letter is filed herewith as Exhibit 10.1.  The Consulting Agreement and stock issuance to Bright Star were previously reported by the Company on Current Reports on Form 8-K filed with the Securities and Exchange Commission on June 20, 2017 and September 29, 2017, respectively.

ITEM 9.01FINANCIAL STATEMENTS AND EXHIBITS

Item	Title

10.1	Confirmation Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Magellan Gold Corporation

Date: October 11, 2017	By: /s/ W. Pierce Carson W. Pierce Carson, President